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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 20, 2002 (February 18, 2002)
Date of report (date of earliest event reported):

DIMON INCORPORATED

(Exact name of registrant as specified in its charter)

Virginia	000-25734, 001-13684	54-1746567
________________	_____________________________	____________________
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

512 Bridge Street Danville, Virginia 24541 (Address of principal executive offices)

(434) 792-7511 (Registrant's telephone number, including area code)

N/A (former name of former address, if changed since last report)

DIMON Incorporated and Subsidiaries

ITEM 5.	Other Events.

          On February 18, 2002, DIMON issued a press release.  A copy of the press release is being furnished as Exhibit 99.1.  DIMON regards any information provided in the press release to be current and accurate only as of the date of the press release and specifically disclaims any duty to update such information unless it is necessary to do so in accordance with applicable law.

          This attached press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from DIMON's expectations and projections. Risks and uncertainties include changes in the timing of anticipated shipments, changes in anticipated geographic product sourcing, political instability in sourcing locations, currency and interest rate fluctuations, shifts in the global supply and demand position for the Company’s tobacco products, and the impact of regulation and litigation on DIMON’s customers.  A further list and description of these risks, uncertainties and other factors can be found in DIMON's Annual Report on Form 10-K for the fiscal year ended June 30, 2001 and other filings with the Securities and Exchange Commission.  DIMON assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

ITEM 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements.
None

(b)	Pro Forma Financial Information.
None

(c)	Exhibits.

	Number	Description
	_________	____________
	99.1	Press Release, dated February 18, 2002

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DIMON Incorporated and Subsidiaries

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2002	DIMON Incorporated
Registrant

By: /s/ Thomas G. Reynolds
______________________________________________
Thomas G. Reynolds Vice President - Controller (Principal Accounting Officer)

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DIMON Incorporated and Subsidiaries

INDEX TO EXHIBITS

Exhibit No.	Description	Page No.

99.1	Press Release, dated February 18, 2002	5

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